Exhibit 23.1

CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Ideal Power Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Ideal Power Inc. (the “Company”) of our report dated March 28, 2014 with respect to the audited financial statements of the Company for the years ended December 31, 2013 and 2012, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Gumbiner Savett Inc.

December 1, 2014

Santa Monica, California